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Exhibit 10.12F

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") made as of the 15th day of March, 2005 by and among AMERIVEST PROPERTIES INC., a Maryland corporation (the "Borrower"), AMERIVEST CHATEAU INC., a Texas corporation ("Chateau") and AMERIVEST GREENHILL INC., a Texas corporation ("Greenhill"; Chateau and Greenhill are sometimes hereinafter referred to individually as "Guarantor" and collectively as "Guarantors"), KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"), U.S. BANK NATIONAL ASSOCIATION ("US Bank"; KeyBank, US Bank and the other lenders which may hereafter become a party to the Loan Agreement (as hereinafter defined) are hereinafter referred to collectively as the "Lenders") and KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent (the "Agent").

W I T N E S S E T H:

        WHEREAS, the Borrower, Fleet National Bank ("Fleet") and Fleet, as Agent ("Original Agent") entered into that certain Revolving Credit Agreement dated November 12, 2002, as amended by that certain First Amendment to Revolving Credit Agreement dated February 6, 2003 and that certain Second Amendment to Revolving Credit Agreement dated March 16, 2004 (as amended, the "Loan Agreement"); and

        WHEREAS, KeyBank has acquired the interests of Fleet under the Credit Agreement pursuant to an Assignment and Acceptance dated October 4, 2004;

        WHEREAS,    Original Agent has resigned as "Agent" under the Credit Agreement and the Agent has been appointed as successor Agent under the Credit Agreement; and

        WHEREAS, Chateau executed and delivered to the Agent a Guaranty dated as of November 25, 2002 (the "Chateau Guaranty"); and

        WHEREAS, Greenhill executed and delivered to the Agent a Guaranty dated December 3, 2003 (the "Greenhill Guaranty"; the Chateau Guaranty and the Greenhill Guaranty are hereinafter referred to collectively as the "Guaranties"); and

        WHEREAS, the Borrower, the Lenders and the Agent have agreed to modify certain provisions of the Loan Agreement; and

        WHEREAS, as a condition to such modification, the Agent and the Lenders have required that the Borrower and the Guarantors execute this Amendment; and

        NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

        1.    Definitions.    All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

        2.    Modification Fee.    The Borrower hereby agrees to pay to the Agent, for the account of US Bank, a non-refundable cash fee (the "Modification Fee") in the amount of $40,000 in the aggregate, which Modification Fee shall be fully earned when paid and non-refundable under any circumstances.

        3.    Modification of the Loan Agreement.    The Borrower, the Agent and the Lenders do hereby modify and amend the Loan Agreement as follows:

          (a)   Notwithstanding anything contained in the Loan Agreement (including, without limitation, §2 thereof) or any other Loan Document to the contrary, (i) from and after the date of this Amendment, the obligation of the Lender to make Loans to the Borrower pursuant to the Loan Agreement shall cease, (ii) all Outstanding Obligations as of the date hereof shall be deemed to be term loans, and once repaid or prepaid the amount of such repayment or prepayment shall not be available for reborrowing under the Loan Agreement and (iii) the Total Commitment is hereby automatically and permanently reduced to the amount of the Outstanding Obligations as of the date of this Amendment. The amount of the Outstanding Obligations as of the date hereof is $32,900,000.00.

          (b)   By deleting §3.2 of the Loan Agreement in its entirety and inserting in lieu thereof the following new §3.2:

          §3.2    Mandatory Repayments of Loan.

            "(a) If at any time the sum of the Outstanding Obligations exceeds the Maximum Credit Amount, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Loans.

            (b)   The Borrower shall make principal payments to the Agent for the respective accounts of the Lenders for application to the Loans in the aggregate principal amount of (x) at least $2,500,000.00 between the period March 15, 2005 and July 1, 2005, and (y) at least $10,000,000.00 between the period March 15, 2005 and September 1, 2005 (including the amounts paid pursuant to clause (x) above)."

          (c)   By deleting §§9.3, 9.4 and 9.5 of the Loan Agreement in their entirety and inserting in lieu thereof the following new §§9.3, 9.4 and 9.5:

          "§9.3    Total Liabilities to Gross Asset Value.    The Borrower will not permit Total Liabilities to exceed seventy percent (70%) of Gross Asset Value, calculated as of the end of each fiscal quarter.

          §9.4    Adjusted EBITDA to Interest Expense.    The Borrower will not permit the ratio of its Adjusted EBITDA to Interest Expense to be less than 1.5 to 1.0 for any period of two fiscal quarters annualized, calculated as of the end of each fiscal quarter. Notwithstanding the foregoing, extraordinary gains and losses shall not be annualized for purposes of the foregoing calculations if, and to the extent, approved by Agent in its reasonable discretion.

          §9.5    EBITDA to Fixed Charges.    The Borrower will not permit the ratio of its EBITDA to Fixed Charges to be less than 1.35 to 1.0 for any period of two fiscal quarters annualized, calculated as of the end of each fiscal quarter. Notwithstanding the foregoing, extraordinary gains and losses shall not be annualized for purposes of the foregoing calculations if, and to the extent, approved by Agent in its reasonable discretion."

          (d)   Notwithstanding anything contained in §8.1 of the Loan Agreement to the contrary, the Borrower will not, and the Borrower will not permit any of the Related Companies or any Controlled Unconsolidated Entity to, create, incur, assume, guarantee or become or remain liable, contingently or otherwise, with respect to any Indebtedness, other than (i) the Indebtedness listed on Schedule I hereto and (ii) Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of §8.1 of the Loan Agreement, without the prior written consent of the Agent.

        4.    Waiver.    The Agent and the Lender do hereby waive the Default by Borrower of compliance with the covenants set forth in §§9.3, 9.4 and 9.5 of the Loan Agreement for the fiscal quarter ending December 31, 2004. The Agent and the Lenders have made no agreement, and are in no way obligated, to grant any future extension, waiver, indulgence or consent.

        5.    References to Loan Agreement.    All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as modified and amended herein.

        6.    Consent of Guarantors.    By execution of this Amendment, each Guarantor hereby expressly consents to the modification and amendment to the Loan Agreement as set forth herein, and the Borrower and the Guarantors hereby acknowledge, represent and agree that the Loan Documents (including without limitation the Guaranties) remain in full force and effect and constitute the valid and legally binding obligations of the Borrower and the Guarantors enforceable against such Persons in accordance with their respective terms, and that the execution and delivery of this Amendment and any other modification documents do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower's or the Guarantors' obligations under the Loan Documents (including, without limitation, the Guaranties).

        7.    Representations.    Borrower and each Guarantor represents and warrants to Agent and the Lenders as follows:

          (a)    Authorization.    The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of the Borrower and the Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

          (b)    Enforceability.    The execution and delivery of this Amendment are valid and legally binding obligations of the Borrower and the Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and the effect of general principles of equity.

          (c)    Approvals.    The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

        8.    No Default.    By execution hereof, the Borrower and each of the Guarantors certifies that each such Person is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing under the Loan Documents, as amended by this Amendment.

        9.    Waiver of Claims.    The Borrower and each Guarantor acknowledges, represents and agrees that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or the Lenders, or any past or present officers, agents or employees of the Agent or the Lenders, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

        10.    Ratification.    Except as hereinabove set forth, all terms, covenants and provisions of the Loan Documents, including, without limitation, the Loan Agreement, remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm, the Loan Documents and the Loan Agreement as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and the Guarantors under the Loan Documents.

        11.    Effective Date.    This Amendment shall be deemed effective and in full force and effect upon the execution and delivery of this Amendment by the Borrower, the Guarantors, the Agent and the Lenders.

        12.    Amendment as Loan Document.    This Amendment shall constitute a Loan Document.

        13.    Counterparts.    This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

        14.    Miscellaneous.    This Amendment shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement and the Guaranties.

[Remainder of Page Intentionally Left Blank; Signatures on Following Page]

        IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:
AMERIVEST PROPERTIES INC., a Maryland corporation
By:	/s/ John B. Greenman
Name:	John B. Greenman
Title:	Vice President
[CORPORATE SEAL]
GUARANTORS:
AMERIVEST CHATEAU INC., a Texas corporation
By:	/s/ John B. Greenman
Name:	John B. Greenman
Title:	Vice President
[CORPORATE SEAL]
AMERIVEST GREENHILL INC., a Texas corporation
By:	/s/ John B. Greenman
Name:	John B. Greenman
Title:	Vice President
[CORPORATE SEAL]

LENDERS:
KEYBANK NATIONAL ASSOCIATION, a national banking association
By:	/s/ Daniel P. Stegemoeller
Name:	Daniel P. Stegemoeller
Title:	Vice President
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Peter F.C. Armstrong
Name:	Peter F.C. Armstrong
Title:	Vice President
AGENT:
KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent
By:	/s/ Daniel P. Stegemoeller
Name:	Daniel P. Stegemoeller
Title:	Vice President

Schedule I
to
Third Amendment to Revolving Credit Agreement

Existing Indebtedness

[List]

Debt Summary

			March 15, 2005
Lender	Mortgaged Property	Maturity Date	Principal Balance	Interest Rate(1)
Fixed Rate—
Teachers Insurance and Annuity Association of America	AmeriVest Plaza at Inverness	1/10/2006	$14,370,197	7.90%
Greenwich Capital Financial Products	Parkway Centre II Centerra Southwest Gas Building	10/1/2008	37,910,204	5.13%
Metropolitan Life Insurance Company	Parkway Centre III	9/10/2009	15,070,941	4.47%
Allstate Life Insurance Company	Financial Plaza	10/5/2010	24,045,098	5.25%
Southern Farm Bureau Life Insurance Company	Scottsdale Norte	4/1/2011	6,553,667	7.90%
J. P. Morgan Chase	Hackberry View—1st	9/1/2012	11,388,359	6.57%
J. P. Morgan Chase	Hackberry View—2nd(2)	9/1/2012	960,405	8.00%
Teachers Insurance and Annuity Association of America	Sheridan Center Arrowhead Fountains Kellogg Building	1/1/2013	28,733,061	7.40%
Allstate Life Insurance Company	Camelback—1st	9/5/2014	15,855,852	5.82%
Allstate Life Insurance Company	Camelback—2nd	9/5/2014	4,954,954	5.82%
Security Life of Denver Insurance Company	Keystone Office Park—1st	5/1/2022	4,207,994	8.00%
Security Life of Denver Insurance Company	Keystone Office Park—2nd	5/1/2022	471,308	8.63%
GEMSA	Hampton Court	11/1/2007	7,900,000	5.48%

Subtotal			$172,422,040	6.14%

Variable Rate—
KeyBank National Association—	Chateau Plaza	11/12/2005	$32,900,000	4.96%
Senior Secured Line of Credit	Greenhill Park
KeyBank National Association—
Unsecured Line of Credit	Unsecured	11/12/2007	28,857,063	5.63%

Subtotal			$61,757,063	5.25%

Other notes payable—
Lease Capital Corporation	Phone system	10/31/2007	59,240	11.11%

Subtotal			59,240	11.11%

Total debt, excluding "liabilities—held for sale'			$234,238,343	5.92%

Liabilities—held for sale
Jefferson Pilot	Texas Bank Buildings		$—	—

Total including mortgage loan included in "liabilities—held for sale'			$234,238,343	5.89%

(1)
Interest only, does not include amortization of deferred financing costs or unused facility fees.

(2)
The amount recorded reflects a net present value calculation based on a fair market value rate of 8%. The actual loan balance assumed was $697,847 at an interest rate of 15%.

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THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT